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Agreement Reached on Chalone Wine Group Offer to Shareholders

FAIRPORT, N.Y., Nov. 1, 2004 - Domaines Barons de Rothschild (Lafite) (DBR), a 49% owner of The Chalone Wine Group, Ltd. (NASDAQ: CHLN), entered into a merger agreement with Chalone, pursuant to which DBR would acquire the outstanding shares of Chalone which it does not already own. In connection with the acquisition of Chalone, DBR, Constellation Brands, Inc. (NYSE: STZ, ASX: CBR) and The Huneeus Family intend to form a new joint venture company, containing assets from each partner, including Chalone.

Pursuant to the merger agreement between DBR and Chalone, signed Oct. 30, 2004, DBR agreed to purchase the outstanding shares of Chalone it does not already own at $11.75 each, up $2.50 from the initial offer of $9.25. The merger would also provide existing Chalone shareholders, other than DBR, with a one-time $1.00 per share special wine dividend, as well as a commitment from DBR to continue certain Wine Club benefits to such shareholders. The merger agreement was approved by the Chalone board of directors following a recommendation for such approval by the special committee of independent directors formed to review and evaluate the proposed offer.

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Consummation of the merger agreement between DBR and Chalone is subject to the affirmative vote of a majority of the outstanding shares of Chalone which shall include the affirmative vote of a majority of the votes cast by shareholders, other than DBR and its affiliates, at a meeting of Chalone shareholders. The transaction is subject to usual and customary conditions to closing, which are anticipated to be satisfied by sometime early next year.

Immediately following the merger, DBR will transfer to the new joint venture substantially all of the premium assets and brands of Chalone; The Huneeus Family will contribute the very successful Quintessa winery, vineyards and brand; and Constellation Brands will contribute the prestigious Oakville vineyard owned by Franciscan Estates, Constellation Brands’ fine wine company. Also, the joint venture will develop the first estate to produce a wine under DBR’s guidance in Napa Valley. Agustin F. Huneeus will be named chief executive officer of the new company. Christophe Salin will be named chairman of the board.

"Taking Chalone private, in combination with adding to it more than 400 acres of Napa Valley’s best vineyards, the Quintessa winery, as well as our two accomplished and experienced partners, positions Chalone powerfully for the future," said Christophe Salin, president of DBR and chairman of the board of directors of Chalone.

"This partnership will create one of the strongest independent fine wine companies in the world. This, in combination with the many strengths each of the partners brings to the company, will result in a wine portfolio that will complement our existing offerings and investments," stated Richard Sands, Constellation Brands chairman and CEO.

Baron Eric de Rothschild, managing director, Domaines Barons de Rothschild (Lafite) said, "The dedication to vineyards and great winemaking that drew me to Chalone more than 15 years ago makes me feel optimistic about this new partnership. We are all committed to making sure that Chalone continues to produce unique wines from the best appellations. We are also committed to continuing the special relationships with our shareholders and employees that have made Chalone what it is today."

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"I am very gratified to place Quintessa in this venture, which is dedicated to the creation of wines of ‘terroir,’ which has always been my interest and motivation," stated Agustin Huneeus. "I am also most gratified to be working with two exceptional heads of business, Baron Eric de Rothschild and Richard Sands, chairman of Constellation."

Constellation Brands, Inc. is a leading international producer and marketer of beverage alcohol brands with a broad portfolio across the wine, spirits and imported beer categories. Constellation Brands is a leading fine wine company in the United States.

DBR, owned by the Rothschild family and Chateau Lafite Rothschild, owns and operates a prestigious set of wine properties in France, Chile, Portugal and Argentina, which produce and sell a selection of ultra premium and luxury wines.

Huneeus Vintners LLC, owned by The Huneeus Family, and founded by Agustin Huneeus, is a privately held wine company in Napa, Calif., owning the Quintessa Estate and other vineyard properties. Agustin Huneeus has based his successful career in the wine industry on his belief that "Great wines are a reflection of place." He and his wife Valeria purchased the 280-acre Quintessa property in 1990 and developed Quintessa into a world-class wine estate.

FORWARD LOOKING STATEMENT

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the control of Constellation, DBR or The Huneeus Family, that could cause actual results to differ materially from those set forth in, or implied by, such forward-looking statements. All statements other than statements of historical facts included in this press release are forward-looking statements. All forward-looking statements speak only as of the date of this press release. Neither Constellation, DBR nor The Huneeus Family undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The consummation of the merger between DBR and Chalone is subject to a number of conditions including the approval of the merger by the holders of a majority of the shares of Chalone other than those held by

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DBR. The formation of the joint venture among Constellation, DBR and The Huneeus Family is subject to a number of conditions including the consummation of the Chalone merger. There can be no guarantee that the Chalone merger will be consummated or that the joint venture will be formed. For additional information about risks and uncertainties that could adversely affect Constellation's forward-looking statements, please refer to Constellation's filings with the Securities and Exchange Commission, including Constellation’s Annual Report on Form 10-K for the fiscal year ended Feb. 29, 2004 and Constellation's Quarterly Report on Form 10-Q for the fiscal quarter ended Aug. 31, 2004.

IMPORTANT INFORMATION FOR INVESTORS AND SHAREHOLDERS

In connection with the proposed merger, Chalone will file a proxy statement and other relevant documents with the Securities and Exchange Commission (the "SEC"). Investors and shareholders are urged to read the proxy statement when it becomes available as it will contain important information about the merger and related matters. Investors and shareholders will have access to free copies of the proxy statement (when available) and other documents filed with the SEC by Chalone through the SEC web site at www.sec.gov. The proxy statement and related materials may also be obtained for free (when available) from Chalone by directing a request to the company’s investor relations department at 621 Airpark Road, Napa, Calif., 94558; telephone (707) 254-4200.

Chalone and its directors, executive officers, certain members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Chalone’s shareholders in connection with the proposed merger plan is set forth in the Chalone’s annual report on Form 10-K for the fiscal year ended Dec. 31, 2003 filed with the SEC on March 30, 2004 and proxy statement for its 2004 annual meeting of shareholders filed with the SEC on April 19, 2004. Additional information regarding such persons and a description of their direct and indirect interests in the merger plan will be set forth in the proxy statement when it is filed with the SEC.

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